UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

RayzeBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41799	84-4388509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Morehouse Drive, Suite 300
San Diego, California 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (619) 937-2754

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RYZB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 26, 2024, Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), completed the previously announced acquisition of RayzeBio, Inc., a Delaware corporation (the “Company” or “RayzeBio”), pursuant to an Agreement and Plan of Merger, dated as of December 25, 2023 (the “Merger Agreement”), by and among the Company, Parent and, by way of a joinder dated as of December 26, 2023, Rudolph Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 1.02.	Termination of Material Definitive Agreement

Immediately following the effective time of the Merger (as defined below) on February 26, 2024 (the “Effective Time”), the Company terminated the Company’s 2020 Equity Incentive Plan, as amended, the Company’s 2023 Equity Incentive Plan and the Company’s 2023 Employee Stock Purchase Plan.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, pursuant to the Merger Agreement, Parent and Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at an offer price of $62.50 per Share in cash (the “Offer Price”), without interest, subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 25, 2024 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (together with the Offer to Purchase and other related materials, each as amended or supplemented, the “Offer”).

The Offer expired at one minute following 11:59 p.m., Eastern Time, on February 22, 2024 (the “Expiration Time”) and was not extended. According to Equiniti Trust Company, the depositary for the Offer, 53,052,499 Shares were validly tendered and not validly withdrawn, representing approximately 86% of the issued and outstanding Shares as of the Expiration Time. As of the Expiration Time, a sufficient number of Shares were validly tendered and not validly withdrawn such that the minimum tender condition to the Offer, as set forth in the Offer to Purchase, was satisfied. Each condition to the Offer was satisfied or waived, and on February 26, 2024, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. Purchaser will promptly pay for all Shares accepted for payment pursuant to the Offer.

On February 26, 2024, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without a vote of the stockholders of the Company being required to consummate the Merger. At the Effective Time, each Share (other than (i) Shares held by the Company (or held in the Company’s treasury), (ii) Shares held by Parent, Purchaser, or any other direct or indirect wholly owned subsidiary of Parent, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares outstanding immediately prior to the Effective Time that were held by stockholders of the Company entitled to appraisal rights under section 262 of the DGCL who had properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL) was automatically converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding of taxes.

Each share of restricted stock of the Company purchased pursuant to the exercise of an Option (as defined below) or otherwise acquired pursuant to an award, in each case which is subject to a repurchase option by the Company, that was outstanding as of immediately prior to the Effective Time became fully vested effective as of immediately prior to the Effective Time and, by virtue of the Merger and without any further action on the part of the relevant holder thereof, Parent, Purchaser or the Company, was treated as a Share for all purposes under the terms of the Merger Agreement (including, for the avoidance of doubt, the conversion thereof into the right to receive the Offer Price).

Each of the Company’s stock options (the “Options”) that was outstanding as of immediately prior to the Effective Time was accelerated and became fully vested and exercisable and, by virtue of the Merger and without any further action on the part of the relevant holder thereof, Parent, Purchaser or the Company, was cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the total number of Shares subject to such fully vested Option immediately prior to the Effective Time multiplied by (ii) the excess of (x) the Offer Price over (y) the exercise price payable per Share for such Option, which amount was subject to any applicable withholding of taxes.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference and attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

The information contained in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company (i) notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of, and delist, the Shares effective before the opening of trading on February 26, 2024, and (B) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on February 26, 2024 a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in the Introductory Note and Item 1.02 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

In connection with the Merger, effective as of the Effective Time, each of Richard Heyman, PhD, Tim Van Hauwermeiren, Maha Katabi, PhD, Yi Larson, Christy Oliger, Ken Song, MD, Mary Tagliaferri, MD, and Angie You, PhD resigned as a director of the Company and from all committees of the board of directors of the Company. Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser as of immediately prior to the Effective Time, which consisted of Konstantina Katcheves, Sandra Ramos-Alves and Kimberly M. Jablonski, became the directors of the Company.

Officers

Following the time that was immediately after the Effective Time, all executive officers of the Company were removed from their respective positions as the executive officers of the Company. Concurrently with such executive officers’ removal, Benjamin Hickey was appointed to serve as President of the Company, Sandra Ramos-Alves was appointed to serve as a Vice President and Treasurer of the Company, Sophia Park was appointed to serve as a Vice President of the Company, Scott Matarese was appointed to serve as a Vice President of the Company, and Kimberly M. Jablonski was appointed to serve as a Vice President and Secretary of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1*
Agreement and Plan of Merger, dated as of December 25, 2023, by and between RayzeBio, Inc. and Bristol-Myers Squibb Company (incorporated by reference to Exhibit 2.1 to RayzeBio’s Current Report on Form 8-K (No. 001-41799), filed December 26, 2023).

3.1	Amended and Restated Certificate of Incorporation of RayzeBio, Inc. (filed herewith)
3.2	Amended and Restated Bylaws of RayzeBio, Inc. (filed herewith)
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RayzeBio, Inc.

Date: February 26, 2024	By:	/s/ Kimberly M. Jablonski
Name: Kimberly M. Jablonski
Title: Vice President and Secretary